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                                                                EXHIBIT 4.1(bbb)

                            AMENDMENT OF RIGHTS PLAN
                            ------------------------

          AMENDMENT (this "Amendment"), dated as of April 13, 1999, to the Rights Agreement (the "Rights Agreement"), dated as of June 26, 1997, as amended as of March 8, 1998, by and between PathoGenesis Corporation, a Delaware corporation (the "Company"), and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights Agent").

                                    RECITALS
                                    --------

          The Company and the Rights Agent have heretofore executed and entered into the aforementioned Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Company may direct the Rights Agent to from time to time supplement or amend the Rights Agreement in accordance with the provisions of
Section 27 thereof. The Board of Directors of the Company, by resolutions adopted at a meeting held on April 13, 1999, has approved and authorized the Company to execute and deliver this Amendment.

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company hereby directs, and the parties hereto agree, that the Rights Agreement is Amended as follows:

          1. Clause (ii) of the first sentence of subsection 1(a) is deleted and is replaced with the following:

     (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of shares of Voting Stock of the Company, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions specifically approved by the Board of Directors before such Person otherwise became an Acquiring Person, or (B) a reduction in the number of issued and outstanding shares of Voting Stock of the Company pursuant to a transaction or a series of related transactions approved by the Board of
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     Directors of the Company; provided, further, that in the event such Person described in this clause (ii) does not become an Acquiring Person by reason of subclause (A) or (B) of this clause (ii), such Person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of any additional Voting Stock of the Company, unless the acquisition of such additional Voting Stock would not result in such Person becoming an Acquiring Person by reason of subclause (A) or (B) of this clause (ii).

          2. In the third sentence of subsection 1(g), the phrase "represent the right to participate in profits of such Person and which shall" is deleted.

          3. In subsection 1(r) a parenthetical reading "(prior to acceptance or purchase of shares of Common Stock pursuant thereto)" is inserted between the words "approved" and "by".

          4. The sentence at the end of Section 1, which follows subsection 1(aa), and which begins "Any determination required to be made by the Board of Directors of the Company" is deleted.

          5. In subsection 3(b) the words "tender or exchange offer that the Board of Directors has determined to be a" are inserted in the fourth parenthetical of clause (ii), following the word "a" and preceding the phrase "Qualifying Tender Offer".

          6. In clause (d) of the first sentence of Section 3, the words "and at the Company's expense" are inserted immediately after the words "and if requested".

          7. In the first sentence of subsection 9(b), the words "or other securities" are inserted between the phrases "Preferred Stock" and "issued or reserved".

          8.  In subsection 9(d):

               (a) the words "use its best efforts to" immediately preceding clause (i) and immediately following the word "shall" are deleted;

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               (b) the words "use its best efforts to" are inserted at the beginning of clauses (ii) and (iii), in each case immediately prior to the word "cause"; and

               (c) the final sentence is deleted.

          9. Section 11 is amended and restated to read in its entirety as follows:

               Section 11. Adjustment of Exercise Price or Number of Shares. The Exercise Price and the number of shares of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

               (a) (i) In the event the Company shall at any time after the date of this Rights Agreement (A) declare or pay any dividend on Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split the outstanding shares of Preferred Stock into a greater number of shares, or
     (C) combine or consolidate the outstanding shares of Preferred Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Preferred Stock, or issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the Continuing or Surviving Corporation) then and in each such event the Exercise Price and the number of shares of capital stock issuable upon the exercise of a Right after the record date for such event (if one shall have been established or, if not, after the date of such event) shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

                    (ii) In event that any Person (other than an Exempt Person), alone or together with its Affiliates and Associates, shall become an Acquiring Person, except pursuant to a Qualifying Tender Offer, then, except as otherwise provided in this Section 11 and Section 24 hereof, each holder of a Right,

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     except as provided in Section 7(e) hereof, shall thereafter have the right to receive upon exercise of such Right at a price equal to the current Exercise Price in accordance with the terms of this Rights Agreement and in lieu of Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (A) multiplying the then current Exercise Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable and dividing that product by (B) 50% of the Fair Market Value of the Common Stock of the Company (determined pursuant to Section 11(b) hereof) on the date of the occurrence of such event. In the event that any Person should become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

                    (iii) In the event that the Company does not have available sufficient authorized but unissued Common Stock to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize and reserve for issuance such number of additional shares of Common Stock as may from time to time be required to be issued upon the exercise in full of all Rights from time to time outstanding and, if necessary, shall use its best efforts to obtain stockholder approval thereof. If the Company shall, after good faith effort, be unable to take any such action as may be necessary to authorize additional Common Stock, the Company shall substitute for each share of Common Stock that would otherwise be issuable upon exercise of a Right, a number of shares of Preferred Stock or fraction thereof such that the Fair Market Value of one share of Preferred Stock multiplied by such number or fraction is equal to the Fair Market Value of one share of Common Stock as of the date of issuance of such share of Preferred Stock or fraction thereof.

               (b) For the purpose of this Rights Agreement, the "Fair Market Value" of any share of Preferred Stock, Common Stock or any other stock or any Right or other security or any other property on any date shall be determined as provided in this Section 11(b). In the case of a publicly-traded stock or other security, the Fair Market Value on any date shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the Fair Market Value per share of any share of Common Stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on such stock payable in shares of Common Stock or securities convertible into shares of Common Stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Company to take into account ex-dividend or post-effective date trading. The closing price for any

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     day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market), or, if the securities are not listed or admitted to trading on the Nasdaq National Market, as reported in the applicable transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the high bid and low asked prices) in the over-the-counter market, as reported by The Nasdaq Stock Market or such other system then in use; or, if no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day. If a security is not publicly held or not so listed or traded, "Fair Market Value" shall mean the fair value per share of stock or per other unit of such other security, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors of the Company, or, if no such investment banking firm is, in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors of the Company; provided, however, that for purposes of making the adjustment provided for by Section 11(a)(ii) hereof, the Fair Market Value of a share of Preferred Stock shall not be less than 100% of the product of the Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock (as such terms are defined in the Certificate of Designations relating to the Preferred Stock) and shall not exceed 105% of the product of the then Fair Market Value of a share of Common Stock multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Stock. In the case of property other than securities, the "Fair Market Value" thereof shall be determined in good faith by the Board of Directors of the Company based upon such appraisals or valuation reports of such independent experts as the Board of Directors of the Company shall in good faith determine to be appropriate in accordance with good business practices and the interests of the holders of Rights. Any such determination of Fair Market Value shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-thousandth of a share, as the case may be.

               (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or

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     purchase Preferred Stock (or shares having the same rights, privileges and preferences as the Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the then current Fair Market Value of the Preferred Stock (as defined in Section 11(b)) on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current Fair Market Value and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of additional Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

               (d) In case the Company shall fix a record date for the making of a distribution to all holders of the Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(c) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current Fair Market Value of the Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the as-

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     sets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such then-current Fair Market Value of the Preferred Stock on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

               (e) Irrespective of any adjustment or change in the Exercise Price or the number of shares of capital stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price and the number of shares to be issued upon exercise of the Rights as in the initial Right Certificates issued hereunder but, nevertheless, shall represent the Rights as so adjusted.

               (f) Before taking any action that would cause an adjustment reducing the purchase price per whole share of capital stock upon exercise of the Rights below the then par value, if any, of the shares of capital stock, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such capital stock at such adjusted purchase price per share.

               (g) Anything in this Section 11 to the contrary notwithstanding, in the event of any reclassification of stock of the Company or any recapitalization, reorganization or partial liquidation of the Company or similar transaction, the Company shall be entitled to make such further adjustments in the Exercise Price, in addition to those adjustments expressly required by the other paragraphs of this Section 11, as the Board of Directors of the Company shall determine to be necessary or appropriate in order for the holders of the Rights in such event to be treated in accordance with the purpose and intent of this Rights Agreement or in order that any such event shall not, but for such adjustment, in the opinion of counsel to the Company, result in the stockholders of the Company being subject to any United States federal income tax liability by reason thereof.

               (h) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided, however, that any adjustments which by reason of this Section 11(h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security as the case may

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     be. Notwithstanding the first sentence of this Section 11(h), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

               (i) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a),
     (c) and (d) hereof, inclusive, and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

               (j) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

               (k) Unless the Company shall have exercised its election as provided in Section 11(l) hereof, upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(c) and (d) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (A) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

               (l) The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one one-hundred-thousandth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number

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     of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
     Section 11(l), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

               (m) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

               (n) In the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Stock payable in Common Stock, or (ii) effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock) into a greater or lesser number of Common Stock, then, in any such case,
     (A) the number of one one-thousandths of a share of Preferred Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (B) each share of Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall

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     be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.


          10. In clause (b) of the first sentence of Section 12, the words "Common Stock or the" are inserted between the word "the" and the phrase "Preferred Stock", and the words "and the Securities and Exchange Commission" are inserted between the phrases "Preferred Stock" and "a copy".

          11.  In subsection 13(a):

               (a) the beginning phrase of the first sentence "Except for any transaction approved by the Board of Directors, in the event that, at any time on or after the Distribution Date," is deleted, and replaced by the following:

          "In the event that, at any time after a Person has become an Acquiring Person"

               (b) Clause (i) is amended and restated to read in its entirety as follows:

               (i) each holder of record of a Right, except as provided in
     Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof and payment of the Exercise Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid, non-assessable and freely tradeable Common Stock of the Principal Party (as defined herein), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall, based on the Fair Market Value of the Common Stock of the Principal Party on the date of the Consummation of such consolidation, merger, sale or transfer, equal twice the Exercise Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right is then exercisable;

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               (c) a sentence which reads "The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers." is added at the end of the subsection.

          12.  The last sentence of Section 21 is deleted.

          13. Subsection 23(a) is amended and restated to read in its entirety as follows:

               (a) The Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, but only by the vote of a majority of the Board of Directors then in office, redeem all but not less than all of the then outstanding Rights, at a redemption price of $0.01 per Right, subject to adjustments as provided in subsection (c) below (the "Redemption Price"); such redemption may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may at such time establish.

          14. A new subsection 23(d) is inserted following subsection 23(c) which reads as follows:

               (d) Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
     Section 24 hereof, and other than in connection with the purchase of Common Stock prior to the Distribution Date.

          15. The text of subsection 24(c) is deleted and the following is inserted in its place:

               (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this
     Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional shares of Common Stock, the Company shall substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock or fraction thereof such that the Fair Market Value of one share of Preferred Stock multiplied by such number or fraction is equal to the Fair Market Value of one share of Common Stock as of the date of issuance of such share of Preferred Stock or fraction thereof.

          16. In subsection 25(a), the cross-reference to subsection 11(g) is deleted and cross-references to subsections 11(n) and 13 are inserted in its place.

          17. Subsection 25(b) is amended and restated to read in its entirety as follows:

     (b) In case the event referred to in Section 11(a)(ii) of this Rights Agreement shall occur, then the Company shall as soon as practicable thereafter give to each holder of Rights, in accordance with Section 26 hereof, notice of the occurrence of such event, which notice shall describe such event and the consequences of the event to holders of Rights under
     Section 11(a)(ii) hereof.

          18. The address for notice for the Company specified in Section 26 is deleted and the following is inserted in its place:

          PathoGenesis Corporation
          Attention Wilbur H. Gantz, Chairman and CEO
          5215 Old Orchard Road, Suite 900
          Skokie, Illinois  60077

          19. Section 27 is amended and restated to read in its entirety as follows:

               Section 27. Supplements and Amendments. For as long as the Rights are then redeemable and except as provided in the last sentence of this
     Section 27, the Company by a majority of the Directors then in office may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of the Rights. At any time when the Rights are not then redeemable and except as provided in the last sentence of this Section 27, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity,
     (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that from and after such time as any Person becomes an Acquiring Person no supplement or amendment shall ad-versely affect the interest of the holders of Right Certificates. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

               Notwithstanding anything contained in this Rights Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price or Final Expiration Date.

               Further, notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights of the Rights Agent under this Agreement shall be effective without the written consent of the Rights Agent.

          20. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          21. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

          22. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

          23. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                              PATHOGENESIS CORPORATION



                              By: /s/ Alan R. Meyer
                                 ------------------------------------------
                                 Name: Alan R. Meyer
                                 Title: Executive Vice President


                              HARRIS TRUST AND SAVINGS BANK



                              By: /s/ Susan M. Shadel
                                 ------------------------------------------
                                 Name: Susan M. Shadel
                                 Title: Assistant Vice President